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                                                                    EXHIBIT 4.21

Renault & Handley
INDUSTRIAL & COMMERCIAL REAL ESTATE


          This Lease, executed in duplicate at Palo Alto, California, this 22/nd/ day of January, 2001

PARTIES   by and between Middlefield Road Joint Venture

          and Open TV, a Delaware corporation

          hereinafter called respectively Lessor and Lessee, without regard to number or gender.

PREMISES    1. WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, those certain premises, hereinafter in this lease designated as "the Premises", with the appurtenances, situated in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

          An approximate 36,257 square foot industrial building commonly known as 401 East Middlefield Road.

USE         2. The Premises shall be used and occupied by Lessee for the purpose of general office, sales and marketing, and Research & Development and for no other purpose without the prior written consent of Lessor.

TERM        3. The term shall be for three (3) years and eight (8) months, commencing on the 1/st/ day of March, 2001, and terminating on the 31st day of October, 2004.

RENTAL      4. Rent shall be payable to the Lessor without deduction or offset at such place or places as may be designated from time to time by the Lessor as follows:

          Sixty Seven Thousand Eight Hundred and 59/100ths Dollars ($67,800.59) ($1.87/SF) shall be due on March 1, 2001 representing rental payment for the month of March, 2001. $67,800.59 shall be due on April 1, 2001 and on the 1st day of each and every month through October 2001. Sixty Nine Thousand Six Hundred Thirteen and 44/100ths Dollars ($69,613.44) ($1.92/SF) shall be due on November 1, 2001 and on the 1/st/ day of each and every month through October 2002. Seventy One Thousand Four Hundred Twenty Six and 29/100ths Dollars ($71,426.29) ($1.97/SF) shall be due on November 1, 2002 and on the 1/st/ day of each and every month through October 2003. Seventy Three Thousand Two Hundred Thirty Nine and 14/100ths Dollars ($73,239.14) ($2.02/SF) shall be due on November 1, 2003 and on the 1/st/ day of each and every month through October, 2004.

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SECURITY         5. Lessee has deposited with Lessor $73,239.14 as security for
DEPOSIT the full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. Should Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee's interest in this Lease at the expiration of the term hereof. Lessee shall not be entitled to any interest on said security deposit.

POSSESSION       6. If Lessor, for any reason whatsoever, cannot deliver
               possession of the Premises to Lessee at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor's agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor's delivery of possession. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed __________ days from the commencement date herein. If the period of delay of delivery exceeds the foregoing, Lessee, at his or its option, may declare this Lease null and void.

ACCEPTANCE       7. By entry hereunder, the Lessee accepts the Premises as being
OF             in good and satisfactory condition, unless within fifteen (15)
PREMISES       days after such entry Lessee shall give Lessor written notice
AND            specifying in reasonable detail the respects in which the
CONSENT TO     Premises were not in satisfactory condition. The Lessee agrees on
SURRENDER      the last day of the term hereof, or on sooner termination of this
               Lease, to surrender the premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in the same good condition as at Lessee's entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee's occupancy.* The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee's personal property and trade fixtures from the premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.
                  * and damage due to casualty or condemnation.

USES             8. Lessee shall not commit, or suffer to be committed, any
PROHIBITED     waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or to allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper.
               No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the buildings proper.
                 *except in designated trash receptacles

                                    (other than the initial tenant improvements)
ALTERATIONS      9. The Lessee shall make no alterations, additions or
AND            improvements to the Premises or any part thereof without first
ADDITIONS      (other than the initial tenant improvements) obtaining the prior written consent of the Lessor. The Lessor may impose as a condition to the aforesaid consent such reasonable requirements as Lessor may deem necessary in Lessor's sole discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, the times during which it is to be accomplished, and the requirement that upon written request of Lessor prior to the expiration or earlier termination of the Lease, Lessee will remove any or all improvements or additions to
**See Addendum the Premises installed at Lessee's expense.** All such alterations, additions or improvements not specified to be removed shall at the expiration or earlier termination of the lease become the property of the Lessor and remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises.*
               The Lessee will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of alterations or additions.
                  *but not including trade fixtures, computer equipment
               installation or movable partitions. See Par 36.

MAINTE-          10. Lessee shall, at Lessee's sole cost, keep and maintain the
NANCE OF       Premises and appurtenances and every part thereof,* including but
PREMISES       not limited to, glazing, sidewalks, parking areas,** plumbing, electrical systems, heating and air conditioning installations, any store front, roof covering - unless it is not feasible to repair the existing roof covering and a new roof covering is required, and the interior of the Premises in good order, condition, and repair. Lessor at Lessor's sole cost and expense shall maintain the exterior of the walls, and structural portions of the roof, foundations, walls, and floors except for any repairs caused by the wrongful act of the Lessee and Lessee's agents. The Lessor will replace the roof covering if repairs to said covering are no longer economically feasible in the judgment of roofing experts, and provided that said replacement is not made necessary by acts of the Lessee and Lessee's agents. The
               Lessee shall water, maintain and replace, when necessary, any shrubbery and landscaping provided by the Lessor on the Premises.
               The Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor's expense or to terminate this lease because of Lessor's failure to keep the Premises in good order, condition or repair other than those portions of the Premises which Lessor shall maintain and repair. *other than those portions of the Premises which Lessor shall maintain and repair. **including resealing when necessary
                 See additional paragraph 37

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                           REVISED INSURANCE CLAUSE

               This Lease Clause replaces the Insurance Clause (11.) in the Renault & Handley Net Lease Form.


                 11.   Lessee shall not use, or permit the Premises, or any part
FIRE AND       thereof, to be used, for any purposes other than that for which
EXTENDED       the Premises are hereby leased; and no use shall be made or
COVERAGE       permitted to be made on the Premises, nor acts done, which will
INSURANCE      cause a cancellation of any insurance policy covering said
AND            building, or any part thereof, nor shall Lessee sell or permit to
SUBROGATION    be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

                 11.1 Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessee, Lessor, and any third parties named by Lessor which may include Lessor's lender, as additional insureds against any liability arising out of the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000.00). The limits of said insurance shall not limit the liability of Lessee hereunder.

INSURANCE        11.2  Lessee shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in an "all risk" form with a sprinkler leakage endorsement, insuring Lessee's inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof.

                 11.3 Lessor shall maintain a policy or policies of fire and property damage insurance in an "all risk" form, with sprinkler and, at the option of the Lessor, earthquake endorsements, covering loss or damage to the building, including Lessee's leasehold improvements installed with the written consent of the Lessor, for full replacement cost or in such additional amounts and with such coverage as Lessor deems reasonably advisable. ** Lessee's obligation to reimburse Lessor for earthquake coverage premiums shall not exceed $37,500.00 per annum. Any deductible amount with respect to earthquake coverage shall be payable solely by Lessor and Lessee shall have no liability therefor.

                 11.4 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, 100 percent of the premiums for any insurance obtained by Lessor pursuant to
               11.3 above. Lessor may obtain such insurance for the Building separately, or together with other buildings and improvements which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and Expiration Date of the Lease.

                 11.5 Lessee and Lessor each hereby waives any and all rights of recovery against the other, or against the officers, directors, employees, partners;, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of the others under its control, to the extent such loss or damage is insured against under any insurance policy carried by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.

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ABANDON-         12. Lessee shall not vacate or abandon the Premises at any time
MENT during the term; and if Lessee shall abandon, vacate or surrender the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

               See additional paragraph 41.

FREE FROM        13. Lessee shall keep the Premises and the property in which
LIENS the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. The Lessee may contest any liens filed against the Premises through its actions provided that it posts a bond adequate to protect Lessor's interest.

COMPLIANCE       14. Lessee shall, at his sole cost and expense, comply with all
WITH           of the requirements of all Municipal, State and Federal
GOVERN-        authorities now in force, or which may hereafter be in force,
MENTAL         pertaining to the Premises, and shall faithfully observe in the
REGULATIONS    use of the Premises all Municipal ordinances and State and
               Federal statutes now in force or which may hereafter be in force.
               The judgment of any court or competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee.

               See additional paragraph 38.

INDEMNI-         15. The Lessee, as a material part of the consideration to be
FICATION of    rendered to the Lessor, hereby waives all claims against the
LESSOR AND     Lessor for damages to goods, wares and merchandise, and all other
LESSEE'S       personal property in, upon, or about the Premises and for
LIABILITY      injuries to persons in or about the Premises, from any cause
INSURANCE      arising at any time, excepting claims arising from the Lessor's negligence, and the Lessee will hold the Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by the Lessee, or from the failure of the Lessee to keep the Premises in good condition and repair, as herein provided.

                     SEE REVISED INSURANCE CLAUSE ATTACHED

ADVERTISE-       16. Lessee will not place or permit to be placed, in, upon or
MENTS AND      about the Premises any unusual or extraordinary signs, or any
SIGNS          signs not approved by the city or other governing authority. The
               Lessee will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices *without the written consent of the Lessor first had and obtained. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

                  *visible from the exterior of the Premises

UTILITIES        17. Lessee shall pay for all water, gas, heat, light, power, telephone service and all other service supplied to the Premises.

ATTORNEY'S       18. In case suit should be brought for the possession of the
FEES Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT          19. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of 1) removing all persons and property from the Premises and repossessing the Premises in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or 2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: 1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest at 7% per annum; 2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided including interest at 7% per annum; 3) the worth at the time of award of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and 4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. If the Lessor chooses not to repossess the premises, but allows the Lessee to remain in full possession and control of the Premies, then in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the lease as specified in the lease. For the purposes of this paragraph, the following do not constitute a termination of Lessee's right to possession:
               a) Acts of maintenance or preservation or efforts to relet the property.
               b) The appointment of a receiver on the initiative of
                  the Lessor to protect his interest under this Lease.

                 See additional paragraph 41

LATE             20. Lessee hereby acknowledges that late payment by Lessee to
CHARGES Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of

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               Lessee's default with respect to such overdue amount, nor prevent
               Lessor from exercising any of the other rights and remedies granted hereunder.

               See additional paragraph 39

SURRENDER        21. The voluntary or other surrender of this Lease by Lessee,
OF LEASE or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

TAXES            22. The Lessee shall be liable for all taxes levied against personal property and trade or business fixtures. The Lessee also agrees to pay, as additional rental, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this lease. If said taxes and assessments are assessed against the entire building and building site, and this Lease does not cover the entire building or building site, the taxes and assessment installments allocated to the Premises shall be prorated on a square footage or other equitable basis, as calculated by the Lessor. It is understood and agreed that the Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.

NOTICES          23. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises.

               See additional paragraph 40

ENTRY BY         24. Lessee shall permit Lessor and his agents to enter into and
LESSOR upon the Premises at all reasonable times* for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned;** and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "For Sale" or "To Lease" signs and exhibit the Premises to prospective tenants at reasonable hours. * with prior written notice to Lesee (other than in case of emergency) ** Lessor will use reasonable efforts not to interfere with Lessee's use of the Premises

DESTRUCTION      25. In the event of a partial destruction of the Premises
OF PREMISES    during the said term from any cause, covered by insurance Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which damage and the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made in ninety
               (90) days, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in ninety (90) days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933,
               Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

                 **See Addendum

ASSIGNMENT       26. The Lessee shall not assign, transfer, or hypothecate the
AND SUBLET-    leasehold estate under this Lease, or any interest therein, and
TING           shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor.*
               As a condition for granting its consent to any subletting the Lessor may require the Lessee to agree to pay to the Lessor, as additional rental, all 50% of rents received by the Lessee from its Sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder. The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to sublet the Premises or any portion thereof for any part of the term hereof. within thirty (30) days after receipt of Lessee's notice, Lessor shall either give or refuse to give approval to Lessee to sublease the portion of the Premises described in Lessee's notice. If the Lessor approves a subletting, the Lessee may sublet immediately after receipt of the Lessor's written approval. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor.* A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of Lessee's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written** consent of Lessor. As a condition to its consent, Lessor may require Lessee to pay all expense in connection with the assignment, and Lessor may require Lessee's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.
                 *Lessor agrees not to unreasonably withhold consent to sublet or assign.

CONDEM-          27. If any part of the premises shall be taken for any public
NATION or use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire

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               Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the premises, or such part thereof be taken so that there does not remain a portion suitable for the conduct of Lessee's business, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto. * See Addendum

EFFECT OF        28. The term "Lessor" as used in this Lease, means only the
CONVEYANCE     owner for the time being of the land and building containing the
               Premises, so that, in the event of any sale of said land or building, or in the event of a lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, upon agreement between the parties and the purchaser at any such sale, or the Lessee of the building, that the purchaser or lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale or the lessee of the building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

SUBORDI-         29. Lessee agrees that this Lease may, at the option of Lessor,
NATION be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder. **

               ** See Addendum

WAIVER           30. The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING          31. Any holding over after the expiration of the said term,
OVER with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCESSORS       32. The covenants and conditions herein contained shall,
AND            subject to the provisions as to assignment, apply to and bind the
ASSIGNS        heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME             33. Time is of the essence of this Lease.

MARGINAL         34. The marginal headings or titles to the paragraphs of this
CAPTIONS Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

               PARAGRAPHS 35, 36, 37, 38, 39, 40, 41 and Addendum attached hereto are hereby made a part of this Lease.

               THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

                 IN WITNESS WHEREOF, Lessor and Lessee have executed these
               presents, the day and year first above written.


                              LESSOR                             LESSEE
                  MIDDLEFIELD ROAD JOINT VENTURE            OPEN TV, INC.

                 /s/ R.G. Handley                      /s/ Mark Meagler
               -----------------------------------     -------------------------
               March 5, 2001                           VP Finance
               -----------------------------------     -------------------------
                                                       February 27, 2001
               ___________________________________     -------------------------

                             ADDITIONAL PARAGRAPHS

The following additional paragraphs are hereby made a part of that certain lease dated January 22, 2001, by and between Middlefield Road Joint Venture, as Lessor, and Open TV, Inc., as Lessee, covering the Premises located adjacent to 415 E. Middlefield Road, Mountain View, California.

     35. Lessor will indemnify Lessee from and against all costs of response, corrective action, remedial action, claims, demands, losses and liabilities arising from any pre-existing environmental contamination which may have occurred prior to the Lessee taking possession of the Premises.

Lessee will only be responsible for contamination of the Premises or the soils or ground water thereon or thereunder in violation of Hazardous Materials Laws, that is caused by Lessee or Lessee's agents, contractors or invitees during the term as may be extended. All hazardous materials and toxic wastes that Lessee brings on the Premises shall be stored according to Hazardous Materials' Law.

All hazardous materials and toxic wastes that Lessee brings on the site shall be stored according to all local, state and national government regulations. Hazardous Materials shall be defined as those substances that are recognized as posing a risk of injury to health or safety by the Santa Clara Fire Department, the Santa Clara County Health Department, the Regional Water Quality Control Board, the State of California or the Federal Government.

For purposes of this Lease, "Hazardous Materials Law" shall mean all local, state and federal laws, statutes, ordinances, rules, regulations, judgements, injunctions, stipulations, decrees, orders, permits, approvals, treaties or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or the use, handling, transportation, production, disposal, discharge, release, emission, sale or storage of, or the exposure of any person to, a Hazardous Material.

     36. During the term of the Lease and any extension thereof, the Lessee shall be permitted to make any additional non-structural improvements or alterations without the Lessor's consent, provided however, that said improvements or alterations do not exceed $25,000.00 in cost, and such improvements or alterations will be subject to the provisions of paragraph 9 of the Lease (other than the requirement that Lessee obtain Lessor's prior written consent to making such improvements or alterations).

     37. With respect to the replacement of capital items, the Lessee will only be responsible to reimburse the Lessor as additional rental, its pro rata share of the cost of said items, based upon the useful life of the items and the remaining term of the Lease including any extension thereof.

     38. The Lessor will deliver the shell building to the Lessee in ADA-compliant condition. The Lessee shall be responsible for providing and maintaining ADA-compliant interior improvements. Notwithstanding the provisions of paragraph 14, Lessee shall not have any obligation to construct structural or capital improvements or repairs to the shell mandated by any governmental authority except to the extent that such structural or capital improvements are required as a specific result of the Lessee's particular use of the Premises or the construction of the Lessee's improvements or alterations.

     39. The Lessor will provide verbal (via telephone) and written notice (via facsimile) to the Lessee after the fifth day of the month but before the tenth day of the month if the rental payment is late. A late fee will be assessed per paragraph 20 of the Lease if payment is not made by the 10th day of the month.

     40. Until further written notice by either party, notices per paragraph 23 of the Lease to be delivered as follows:

To Lessor:  Middlefield Road Joint Venture
            c/o Renault & Handley
            2500 El Camino Real, Suite 100
            Palo Alto, CA 94306
            Attention: George McKee
            Facsimile: (415) 493-7935

To Lessee:  OPEN TV, INC.
            401 East Middlefield Road
            Mountain View, CA 94043-4005
            Attn: Marilyn Wilshin

     41. For all purposes in this Lease, the term "abandonment" and "abandon" shall refer to abandonment of the Premises by Lessee for any period during which Lessee is in default in the payment of rent or other obligation of Lessee hereunder (other than the obligation not to abandon the Premises).

                                   ADDENDUM

Added to paragraph 9: **provided that at the time of granting its consent
--------------------
thereto, Lessor indicated that removal of the same would be required at the expiration or sooner termination of the Lease. Lessor agrees that Lessee shall have not obligation to remove the initial tenant improvements at the expiration or sooner termination of the Lease.

Added to the end of paragraph 25: **Notwithstanding the foregoing, if Lessor
--------------------------------
elects or is obligated to restore the Premises, Lessor shall within ten days of the casualty, provide Lessee with an estimate of the time required for restoration ("Lessor's Estimate"). If the restoration is not completed within thirty days of Lessor's Estimate, Lessee shall have the right to terminate this Lease, effective as of the date of the Lessee's notice, until such time as Lessor has notified Lessee that the Premises are completed. Lessee shall also have the right to terminate the Lease if any damage occurs in the last year of the Lease Term.

Added to the end of paragraph 26: **Prior to remitting to Lessor any excess
--------------------------------
rents due Lessor hereunder, Lessee shall first be entitled to deduct therefrom all reasonable costs incurred to effect such assignment or sublease, including but not limited to brokerage fees, attorneys fees, tenant improvements and rent concessions, as well as the unamortized value of all tenant improvements made to the Premises by Lessee.

Notwithstanding anything to the contrary contained in this Lease:

A. Lessee may assign, transfer or hypothecate the leasehold estate under this Lease or sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto to any entity which controls, is controlled by, or is under common control with Lessee; to any entity which results from a reorganization, merger or consolidation or Lessee or the parent of Lessee; to any entity which acquired substantially all of the stock or assets of Lessee (each, a "Permitted Transfer"), provided that (i) such transfer or assignment shall not relieve Lessee of its personal and primary obligation to pay the rent and perform all the other obligations to be performed by Lessee hereunder; and (ii) any such assignee or transferee has a financial net worth equal at least to Lessee's as of the commencement date.

B. In addition, a sale or transfer of the capital stock of Lessee shall be deemed a Permitted Transfer if such sale occurs in connection with any bona fide financing or capitalization for the benefit of Lessee.

Added to the end of paragraph 27: *However, Lessee shall have the right to seek
--------------------------------
a separate award from the condemning authority for its moving expenses, and tenant improvements paid for by Lessee and its trade fixtures.

Added to the end of paragraph 29: ** Lessor agreeds, that it will obtain a non-
--------------------------------
disturbance agreement from any Mortgagee.